UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) August 9, 2005
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                              SENSE HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


            Florida                    333-87293               82-0326560
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  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)


                4503 N. W. 103rd Avenue, Sunrise, Florida 33351
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 954-726-1422
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER INFORMATION.

         On August 9, 2005, the Company received a purchase order from Federal Express Corporation to purchase 100 of the Company's BC-300 Biometric Pilot Authentication Stations for deployment by Federal Express at selected domestic operation facilities. The purchase order was issued in furtherance of the Company's August 14, 2002 Purchase, License and Service Agreement with Federal Express Corporation.

         The purchase price for the 100 BC-300 Stations is $315,000. The purchase order provides for immediate delivery, and payment terms of 30 days. The Company expects to complete delivery of the Stations on or about December 30, 2005. The Company is also entitled to a $15,000, one-time license fee covering the software included in the 100 BC-300 Stations.

         The BC-300 Biometric Pilot Authentication Stations purchased by Federal Express are based upon the Company's proprietary software application, with customized hardware designed to meet the application needs of Federal Express.

         Sense Holdings' systems are designed primarily for security-related applications for use by companies desiring to authenticate the identity of persons for purposes including controlling access to restricted areas and monitoring time and attendance at the user's facilities. Sense Holdings' systems use fingerprint verification to authenticate the identity of persons by comparing their fingerprints to the fingerprints of registered persons stored in the users' proprietary database. The customized software application will enable Federal Express to authenticate the identity of registered pilots and other critical persons, and to verify their physical presence within the Federal Express system.

         The purchase price for the 100 BC-300 Stations includes one years' service and maintenance. Thereafter, Federal Express will pay the Company an annual service and maintenance fee if it desires to utilize the Company's maintenance services after the initial one-year period. Federal Express is responsible for installation of the Stations at its locations.

         The purchase order follows extensive product customization and testing by Federal Express Corporation over a two-year period, at five Federal Express locations. The Federal Express Corporation purchase order represents the largest single order in the Company's history.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SENSE HOLDINGS, INC.



Date:  August 16, 2005                 By: /s/ Dore Scott Perler
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                                           Dore Scott Perler
                                           President and Chief Executive Officer


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